Exhibit 99.5


                                                                                                     Percent of
                                                Number of               Aggregate                     Aggregate
FICO Score                                   Mortgage Loans         Principal Balance             Principal Balance
----------------------------------------   --------------------    --------------------   ----------------------------------
Not Available                                                5              $99,595.90                            0.12%
426 to 450                                                   2               43,831.77                            0.05
451 to 475                                                   3              101,682.34                            0.13
476 to 500                                                   3              147,369.44                            0.18
501 to 525                                                  38            1,387,187.91                            1.71
526 to 550                                                  92            2,834,717.26                            3.50
551 to 575                                                 140            5,269,796.72                            6.50
576 to 600                                                 189            6,278,047.81                            7.74
601 to 625                                                 425           15,066,109.01                            18.58
626 to 650                                                 595           20,741,572.68                            25.59
651 to 675                                                 395           14,205,221.40                            17.52
676 to 700                                                 195            7,488,943.43                            9.24
701 to 725                                                 108            4,068,740.37                            5.02
726 to 750                                                  48            1,599,092.59                            1.97
751 to 775                                                  33            1,286,494.46                            1.59
776 to 800                                                  10              316,463.68                            0.39
801 to 825                                                   3              132,761.94                            0.16
----------------------------------------   --------------------    --------------------   ----------------------------------
Total                                                    2,284          $81,067,628.71                        100.00%
                                           ====================    ====================   ==================================